FingerMotion’s Big Data Update

SINGAPORE / ACCESSWIRE / December 20, 2023 / FingerMotion, Inc. (NASDAQ: FNGR) (the "Company" or "FingerMotion"), a mobile services and data company, today provided an update on its Big Data subsidiary branded Sapientus. Highlights include the following:

1.	Big Data models are well positioned for commercialization in the coming year. Sapientus expects to engage more partners for commercial applications and expanded use cases.

2.	Existing partners are in the integration phase, gradually ramping up adoption, and are expected to transition to large scale commercialization phase in the next 2-3 years.

3.	Big Data product modules are evolving at an ever-increasing pace, with insurance modules expected to move beyond underwriting and risk management to sales and customer engagements. In addition, a growing number of modules that extend beyond insurance will be designed and structured if well aligned.

4.	As developmental milestones are reached from these innovations, the Company looks to move from per-usage charges to profit sharing and/or commission-based arrangements.

The past year has been transformative to Sapientus - the proprietary analytic models have been collaboratively tested and validated with empirical insurance data. The studies have demonstrated a high degree of accuracy in their predictive value in tracking substandard cases which is pivotal in the enhancement of the overall insurance underwriting experience. Within the health insurance segment, the algorithms have empowered reinsurance providers with more flexibility to manage insurance portfolios and hopefully improve profitability. Extending beyond insurance, the analytical capabilities of these intelligent models should assist in identifying ideal customers with higher engagement levels.

“We are just scratching the surface of what is possible in our Big Data division,” said Martin Shen, CEO of FingerMotion. “Reinsurance is a very large business, but as artificial intelligence has shown us, the market for predictable algorithms is almost infinite.

Looking ahead to 2024, Sapientus targets the following objectives:

1.	Steady expansion of services to reach larger audiences via new and innovated modules that are bespoken, leveraging ongoing partnerships and our integrated analytics platform;

2.	Additional re/insurer partnerships following positive receptive feedback from recent business summits; and

3.	Brokerage services and solutions, perhaps through acquisitions or partnerships, to broaden our market footprint and capture a greater scope of commercial opportunities.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

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